NUMBER: 344472

BRITISH

COLUMBIA

CERTIFICATE

OF

CHANGE OF NAME

COMPANY ACT

I hereby certify that
ARTGALLERYLIVE.COM MANAGEMENT LTD.

has this day changed its name to
ADAPTIVE MARKETING SOLUTIONS INC.

Issued under my hand at Victoria, British Columbia
on January 18, 2001

JOHN S. POWELL
Registrar of Companies

PROVINCE OF BRITISH COLUMBIA
CANADA